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                                                                    EXHIBIT 10.1


                    EMPLOYMENT AND NON-COMPETITION AGREEMENT


         THIS EMPLOYMENT AND NON-COMPETITION AGREEMENT (this "AGREEMENT") is made as of the ____ day of March, 2001, by and between LST, INC., a Delaware corporation ("LST") and GLENN I. BARRETT, JR, an individual resident of the State of North Carolina (the "EXECUTIVE"), and is effective as of the date hereof (the "EFFECTIVE DATE").

         WHEREAS, LST intends to employ Executive, and Executive desires to be employed by LST; and

         WHEREAS, LST and Executive desire to set forth the terms and conditions on which Executive shall be employed and provide services to LST.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by Executive and LST including, without limitation, the promises and covenants described herein, the parties hereto, intending to be legally bound, hereby agree as follows:

                                    ARTICLE I
                                   EMPLOYMENT

         SECTION 1.1 Duties and Responsibilities. LST hereby employs Executive full time as the Chief Executive Officer and President of LST. Executive shall do and perform all reasonable services and acts necessary or advisable to fulfill the duties of such office, and shall conduct and perform such additional services and activities as may be reasonably determined from time to time by the Board of Directors of LST (the "BOARD"). During the term of this Agreement, Executive shall devote his full time, energy and skill to the business of LST and to the promotion of LST's interests, and Executive acknowledges that he has a duty of loyalty to LST and shall not, during the term hereof, engage in, directly or indirectly, any other business or activity whether or not for pecuniary gain, that could materially and adversely affect LST's business or Executive's ability to perform his duties under this Agreement. The foregoing shall not, however, preclude Executive from serving on the boards of directors of other entities.

         In his capacity as an officer of LST, Executive shall report to the Board and abide by all rules and regulations established from time to time by the Board. Executive's authority and responsibility in LST shall at all times be subject to the review and discretion of the Board, which shall have the final authority to make decisions regarding the business of LST.

         SECTION 1.2 Term of Employment. The term of Executive's employment hereunder shall continue for a period of two (2) years from the Effective Date, unless earlier terminated as provided in this Agreement. At the end of the initial two (2) year term, and at the end of each renewal term, this Agreement shall automatically be extended for an additional one (1) year terms unless either party hereto shall give written notice of its or his intent to terminate for any or no reason sixty (60) days prior to the end of the initial term or any subsequent renewal term.


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         SECTION 1.3       Benefits. During the term of Executive's employment
hereunder, Executive will be entitled to the following:

                  (a) Vacation. Executive shall be entitled to two (2)weeks paid vacation annually. Any vacation not used during any calendar year shall be forfeited. Executive shall also be entitled to reasonable holidays and sick days in accordance with LST's policy as may be established and modified from time to time.

                  (b) Employee Benefit Plans. Executive shall be entitled to participate in all employee benefit plans, including any life insurance, disability insurance, profit sharing and retirement plans that are generally offered to or provided for the senior executives of LST, said plans to be approved by the Board. Executive shall be entitled to participate in such group health and dental insurance plans (including family coverage) on the same basis, including cost provisions, as may from time to time be offered generally to the other senior executives of LST.

         SECTION 1.4 Compensation. For all services to be rendered by Executive under this Agreement, LST shall pay Executive an annual gross salary of One Hundred Fifty Thousand Dollars ($150,000) payable in accordance with the normal payroll practices of LST, which policies may be changed by LST from time to time, and shall be subject to appropriate withholding taxes. In any event, Executive's salary shall be paid no less frequently than monthly.

         SECTION 1.5 Business Expenses. Executive shall be entitled to reimbursement of all ordinary and necessary business expenses reasonably incurred for business travel, lodging, communications (including cell phone), entertainment and meals in connection with the performance of Executive's duties under this Agreement, upon submission of sufficient documentation evidencing same and in accordance with LST's established policies for reimbursement of business expenses.

         SECTION 1.6 Place of Employment. LST agrees to provide an office for Executive in Charlotte, North Carolina. LST will provide at the Charlotte office a computer and other equipment and assistance necessary in order for Executive to complete his duties under this Agreement. Executive shall be entitled to reside and perform his duties in Charlotte, North Carolina.


                                   ARTICLE II
                             COVENANTS OF EXECUTIVE

         SECTION 2.1 Confidentiality. Executive recognizes the interest of LST in maintaining the confidential nature of its proprietary and other business and commercial information. In connection therewith, Executive covenants that during the term of his employment with LST under this Agreement, and for a period of two (2) years thereafter (except as set forth in Section 2.2 hereof), Executive shall not, directly or indirectly, except as authorized in writing by the Board, publish, disclose or use for his own benefit or for the benefit of a business or entity other


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than LST or otherwise, any secret or confidential matter, or proprietary or other information not in the public domain that was acquired by Executive during his employment, relating to LST, its parent or any of their affiliates' or subsidiaries' businesses, operations, customers, suppliers, products, employees, financial information, budgets, practices, strategies, prices, methods, technology, know-how, intellectual property, documentation, concepts, improvements, plans, research and development, leads and/or marketing materials, records, files, databases, accounting journals, accounts receivable records, business plans and other similar information (the "CONFIDENTIAL INFORMATION"); provided, however, Confidential Information does not include information that
(i) is or becomes generally available to the public other than as a result of a breach of this Agreement; (ii) is disclosed with the prior written consent of LST; (iii) at the time of such disclosure, was already known or in the possession of Executive; (iv) becomes available to a competitor of LST on a non-confidential basis from a source other than Executive, which source is not prohibited from disclosing such Confidential Information by a legal, contractual or fiduciary obligation to LST; or (v) is independently developed by a competitor of LST. Executive will abide by LST's policies and regulations, as established from time to time, for the protection of its Confidential Information.

         SECTION 2.2 Trade Secrets. Executive shall not, at any time, either during or after the term of his employment with LST under this Agreement, use or disclose any "Trade Secrets" (as defined by the Delaware Uniform Trade Secrets Act) of LST, its parent or their affiliates or subsidiaries, except in fulfillment of his duties during his employment, for so long as the pertinent information or data remain Trade Secrets, whether or not the Trade Secrets are in written or tangible form. Notwithstanding anything to the contrary contained herein, Executive shall not be prohibited hereunder from disclosing Trade Secrets if, in the written opinion of counsel for Executive, such disclosure is required by applicable law, in which event Executive shall provide LST with prompt written notice of such request and shall take all reasonable action requested by LST to obtain confidential treatment of such Trade Secrets.

         SECTION 2.3 Surrender of Records. Executive shall provide LST with notice of any inadvertent disclosure of Confidential Information. Executive acknowledges that all Confidential Information is and shall remain the sole property of LST and/or such affiliated entity or subsidiary and shall, upon termination of Executive's employment with LST for any reason whatsoever, or upon the request of LST, turn over to LST all Confidential Information, without retaining notes or copies thereof (together with a written statement certifying as to his compliance with the foregoing).

         SECTION 2.4 Non-Solicitation of Clients/Employees. During the term of Executive's employment with LST, and for the two (2) year period following the termination of Executive's employment with LST for any reason, Executive shall not, directly or indirectly:

                  (a) solicit or acquire, or attempt to solicit or acquire any business from any individual or entity that was a customer or client of LST, its parent, their subsidiaries or affiliates during the one (1) year period ending on the date of termination of Executive's employment with LST, or actively sought after prospective clients, for the purpose of providing services or products to such customer or client which are competitive with the services or products offered or provided by LST; provided, however, nothing herein shall preclude Executive from holding


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not more than one-percent (1%) of the outstanding equity of any company, so long as Executive does not, in fact, have the power to participate in controlling or directing the management of such company other than by such voting equity; or

                  (b) employ, induce, solicit or attempt to solicit for employment, or assist others in employing, inducing or soliciting for employment, any individual who is or was an employee or independent contractor of LST, its parent, their subsidiaries or affiliates at any time during the one
(1) year period ending or the date of termination of Executive's employment with LST in an attempt to have any such individual work for Executive, or any other individual or entity in the business of the development, operation and management of a home networking technology company (including Internet, security, satellite television, entertainment and communications for the home) or related companies (the "BUSINESS").

         SECTION 2.5 Non-Competition. During the term of Executive's employment with LST, and for the two (2) year period following the termination of Executive's employment with LST for any reason, Employee shall not, without the prior written consent of the Board, which consent may be withheld at the sole discretion of the Board, directly or indirectly, in his individual capacity as owner, director, member, officer, employee, consultant or agent, or on behalf of any other individual, partnership, corporation, limited liability company or other entity, engage in or be associated with any business that, directly or indirectly, competes with LST, its parent, their subsidiaries or affiliates in the Business in any geographic area in which LST conducts the Business. Nothing herein shall preclude Employee from holding not more than one-percent (1%) of the outstanding equity of any company, so long as Employee does not, in fact, have the power to participate in controlling or directing the management of such company other than by such voting equity.

         SECTION 2.6       Acknowledgment of Reasonableness/Enforcement/Tolling.

                  (a) The existence of any claim or cause of action by Executive against LST predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by LST of these covenants. Executive acknowledges and confirms (i) that the restrictions contained herein are fair and reasonable and not the result of overreaching, duress, or coercion of any kind, and (ii) that Executive's full, uninhibited, and faithful observance of each of the covenants contained in this Agreement will not cause Executive any undue hardship, financial or otherwise. In the event that any court shall formally hold that the restrictions in this Article II are unreasonable, Executive hereby expressly agrees that the restrictions shall not be rendered void, but shall apply to the extent that such court may judicially determine or indicate constitutes a reasonable restriction.

                  (b) Executive acknowledges that the services to be rendered by Executive hereunder are extraordinary and unique and are vital to the success of LST, and that damages at law would be an inadequate remedy for any breach or threatened breach of this Agreement by Executive. Therefore, in the event of a breach or threatened breach by Executive of any provision of this Agreement, LST shall be entitled, in addition to all other rights or remedies, to injunctions restraining such breach, without being required to show any actual damage or to post any bond or other security. No remedy herein conferred upon any party is intended to be


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exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law, in equity or otherwise. No single or partial exercise by any party of any right, power or remedy hereunder shall preclude any other or further exercise thereof.

                  (c) In the event LST should bring any legal action or other proceeding for the enforcement of the Agreement, the time for calculating the non-solicitation period, the non-competition period or terms of any other restriction herein shall not include the period of time commencing with the filing of the legal action or other proceeding to enforce the terms of the Agreement through the date of final judgment or final resolution, including all appeals, if any, of such legal action or other proceeding.


                                   ARTICLE III
                  REPRESENTATIONS OF EXECUTIVE/INDEMNIFICATION

         SECTION 3.1 Representations and Warranties of Executive/Indemnification. Executive represents and warrants to LST that he is fully empowered to enter and perform his obligations under this Agreement and, without limitation, that he is under no restrictive covenants to any person or entity that will be violated by his entering into and performing this Agreement, and that this Agreement constitutes the valid and legally binding obligation of Executive enforceable in accordance with its terms. Executive shall indemnify LST upon demand for and against any and all judgments, losses, claims, damages, costs (including, without limitation, all legal fees and costs, even if incident to appeals) incurred or suffered by LST as a result of the breach of the representations and warranties made in this Article 3.


                                   ARTICLE IV
                            TERMINATION OF EMPLOYMENT

         SECTION 4.1 Termination by LST. Executive's employment may be terminated by LST during the term of this Agreement upon the occurrence of one or more of the following events:

                  (a) Termination For Death. Immediately upon Executive's death.

                  (b) Termination For Disability. Upon the effective date of written notice from LST (which shall not be prior to the date on which such notice is sent) in the event of Executive's disability which renders Executive incapable of performing his duties for more than one hundred and twenty (120) calendar days in one calendar year or within consecutive calendar years.

                  (c) Termination Without Cause. LST can terminate Executive's employment without cause for any or no reason (other than those set forth in Section 4.1(d) hereof), sixty (60) days after written notice (including a notice of nonrenewal sent by LST pursuant to Section 1.2 hereof) sent to Executive following a determination by the Board to so terminate Executive's employment.


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                  (d)      Termination For Cause. Upon the effective date of
written notice sent to Executive (which shall not be prior to the date on which such notice is sent) stating LST's determination that it is terminating Executive for "Cause", which for purposes of this Agreement shall mean:

                           (i)      an act of fraud, embezzlement or theft of
funds or property of LST or any of its clients/customers;

                           (ii)     any misconduct having a substantial, adverse
effect upon LST;

                           (iii)    any intentional wrongful disclosure of
Confidential Information or Trade Secrets of LST or its affiliates or any form of self-dealing detrimental to the interests of LST;

                           (iv)     conviction of a felony or any similar crime
causing material harm to the reputation of LST as determined by the Board (for these purposes, conviction shall include a plea of no contest or plea to any lesser charges predicated on the same underlying conduct);

                           (v)      the habitual and debilitating use of alcohol
or drugs;

                           (vi)     failure to comply in any material way with
the reasonable written directives of the Board, which failure has not been cured by Executive within thirty (30) days after notice from the Board of any such act or omission; or

                           (vii)    failure to comply in any material respect
with the terms of this Agreement, which failure has not been cured by Executive within thirty (30) days after notice from the Board of any such act or omission.

                  SECTION 4.2 Resignation by Executive. Executive's employment may be terminated by Executive during the term of this Agreement upon the occurrence of one or more of the following events:

                  (a) Voluntary Resignation. Executive may terminate his employment under this Agreement by giving sixty (60) days' prior written notice to LST (including a notice of nonrenewal sent by Executive pursuant to Section
1.2 hereof) stating Executive's election to terminate his employment with LST. LST may accept such resignation effective as of any date during such sixty (60) day period as LST deems appropriate.

                  (b) Resignation With Cause. Upon the effective date of written notice sent to LST stating Executive's determination of "Constructive Termination" (hereinafter defined) by LST; provided, however, if the Constructive Termination is curable, then LST shall have thirty (30) days after Executive's written notice to cure such condition and if LST fails to cure such condition to the reasonable satisfaction of Executive, then Executive may immediately terminate his employment with LST, such termination to be conclusively deemed to be a resignation with cause. For purposes of this Agreement, "Constructive Termination" shall mean:


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                           (i)      A reduction in Executive's base salary
specified in Section 1.4 hereof for the calendar year 2001, or a reduction in Executive's base salary in effect for the prior calendar year for all succeeding years (other than pro rata reductions in compensation for all senior executives of LST).

                           (ii)     The requirement that Executive be based
anywhere other than within 30 miles of LST's current office in Charlotte, North Carolina.

                           (iii)    LST's failure to comply in any material
respect with the terms of this Agreement.

         SECTION 4.3 Change of Control. Upon (i) the effective date of a written notice sent to Executive by LST stating that a "Change of Control" (hereinafter defined) has occurred or will occur and Executive's employment will be terminated in connection therewith, which notice must be given no later than sixty (60) days following such Change of Control or (ii) the date of termination if Executive is terminated without cause or resigns with cause within twelve
(12) months of a Change of Control. A "Change of Control" shall be deemed to have occurred if (A) as a result of any merger, consolidation, sale, assignment, transfer or other transaction, any person, other than those persons who are shareholders of LST or its affiliates (within the meaning of Rule 501 of the Securities Act of 1933) on the date hereof, becomes the "beneficial owner" (as defined in Rule 13d-3 and 13d-5 under the Securities Exchange Act of 1934, as amended) of more than 50% of the outstanding voting securities of LST or the surviving entity or becomes entitled to elect more than one-half (1/2) of the Board or other governing body of LST or the surviving entity or (B) LST sells, assigns or otherwise transfers all or substantially all of the assets of the LST, to persons other than those persons who are shareholders of LST, its subsidiaries or affiliates; provided, however, in no event shall a financing transaction (such as additional rounds of venture capital), which is approved by the Board and entered into by LST be deemed to be a "Change of Control".

         SECTION 4.4       Effect of Termination/Change of Control.

                  (a) Termination for Death; Termination For Disability or Voluntary Resignation. In the event of termination of Executive's employment pursuant to Sections 4.1(a), 4.1(b) or 4.2(a) hereof:

                           (i)      LST shall pay to Executive the base salary
and expenses otherwise payable to Executive under Sections 1.4 and 1.5 hereof through the date of termination (provided that in the event of Executive's disability, the base salary payable to Executive shall be less any disability benefits provided by LST), as well as any accrued but unpaid vacation time. For purposes of this Agreement, one (1) week of vacation shall be deemed to accrue every six (6) months. Executive shall not be entitled to receive any severance pay.

                           (ii)     Executive's rights under LST's benefit
plans of general application shall be determined under the provisions of those plans.


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                  (b)      Termination Without Cause; Resignation With Cause;
Termination in Connection with a Change of Control. In the event of termination of Executive's employment pursuant to Sections 4.1(c), 4.2(b) or 4.3 hereof:

                           (i)      LST shall pay to Executive the base salary
and expenses otherwise payable to Executive under Sections 1.4 and 1.5 hereof through the date of termination as well as any accrued but unpaid vacation time. In addition, Executive shall be entitled to six (6) months' salary continuation at the then current rate, payable in accordance with the normal payroll practices of LST. Such severance payments are to be considered compensation for performance of Executive's covenants hereunder.

                           (ii)     Executive shall continue to participate in
LST's group health plan for six (6) months following the date of termination upon the timely periodic payment of any amount required for employees to maintain family coverage for such plan, and rights under other benefit plans shall be determined under the provisions of those plans.

                  (c) Termination For Cause. In the event of termination of Executive's employment prior to Section 4.1(d) hereof:

                           (i)      LST shall pay to Executive the base salary
and expenses otherwise payable pursuant to Sections 1.4 and 1.5 hereof through the date of termination. Executive shall not be entitled to receive any severance pay whatsoever.

                           (ii)     Executive's rights under LST's benefit plans
of general application shall be determined under the provisions of those plans.


                                    ARTICLE V
                               GENERAL PROVISIONS

         SECTION 5.1 Survival. Notwithstanding anything to the contrary herein, the provisions of this Agreement shall survive and remain in effect in accordance with their respective terms in the event Executive's employment is terminated for any reason.

         SECTION 5.2 Enforcement Costs. If any civil action, arbitration, or other legal proceeding is brought for the enforcement of the Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any provision of the Agreement, the successful or prevailing party or parties shall be entitled to recover reasonable attorneys' fees, sales and use taxes, court costs, and all expenses (including, without limitation, all such fees, taxes, costs, and expenses incident to arbitration, appellate and post-judgment proceedings), incurred in that civil action, arbitration, or legal proceeding, in addition to any other relief to which such party or parties may be entitled.

         SECTION 5.3 Notices. For purposes of this Agreement, all communications including, without limitation, notices, consents, requests or approvals, provided for herein shall be in writing and shall be deemed to have been duly given (a) when personally delivered, (b) on the


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day of transmission when given by facsimile transmission with confirmation of receipt, (c) on the following day if submitted to a nationally recognized courier service, or (d) five (5) business days after having been mailed by United States registered mail or certified mail, return receipt requested, postage prepaid, addressed to:

     If to LST:                                  If to Executive:

     c/o eResource Capital Group, Inc.           Glenn I. Barrett, Jr.
     5935 Carnegie Boulevard, Suite 101          c/o LST, Inc.
                                                 6201 Fairview Road, Suite 200
     Charlotte, NC 28209                         Charlotte, North Carolina 28210
     Attn:  Melinda Morris Zanoni                Facsimile: (704) 401-3333
     Facsimile: (704) 553-7136

or to such other address as a party may have furnished to the other in writing and in accordance herewith, except that notices of change of address shall be effective only upon receipt.

         SECTION 5.4 Governing Law. The validity, interpretation, construction, performance and enforcement of this Agreement shall be governed by the laws of the State of North Carolina, without giving effect to the principles of conflicts of law of such State.

         SECTION 5.5 Severability. If any provision of this Agreement or the application of any provision hereof to any person or circumstances is held invalid, unenforceable or otherwise illegal, under applicable law or regulation, the remainder of this Agreement and the application of such provision to any other person or circumstances shall not be affected, and the provision so held to be invalid, unenforceable or otherwise illegal shall be reformed to the extent (and only to the extent) necessary to make it valid, enforceable and legal; provided, however, if the provision so held to be invalid, unenforceable or otherwise illegal constituted a material inducement to a party's execution and delivery of this Agreement, such provision shall not be reformed unless prior to any reformation that party agrees to be bound by the reformation.

         SECTION 5.6 Entire Agreement. This Agreement supersedes any other agreements, oral or written, between the parties with respect to the subject matter hereof, and contains all of the agreements and understandings between the parties with respect to the employment of Executive by LST.

         SECTION 5.7 Amendments. Any amendment or modification of any term of this Agreement shall be effective only if it is set forth in writing signed by the parties hereto and consented to in writing by eResource Capital Group, Inc.

         SECTION 5.8 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective administrators, executors, representatives, heirs, successors and permitted assigns. "Successor" shall mean any successor in interest, pursuant to a Change of Control as set forth in Section 4.3 hereof.


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         SECTION 5.9       Assignment. This Agreement is personal in nature and
the parties shall not, without written consent, assign, transfer or delegate this Agreement or any rights or obligations hereunder; provided, however, LST may assign this Agreement to its parent or affiliates without the consent of Executive.

         SECTION 5.10 Waivers. No provision of this Agreement may be waived or discharged unless such waiver or discharge is agreed to in writing signed by the party to be bound. No waiver by a party hereto at any time of any breach or noncompliance with any provision or condition of this Agreement to be performed by such other party shall be deemed a waiver of any other provisions or conditions at the same or at any prior or subsequent time.

         SECTION 5.11 Captions. The captions in this Agreement are solely for convenience of reference and shall not be given any effect in the construction or interpretation of this Agreement.

         SECTION 5.12 Counterparts/Facsimile Signatures. This Agreement may be executed in one or more counterparts (whether by facsimile or otherwise), each of which shall be deemed to be an original, but all of which together will constitute one and the same Agreement.







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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.





                                    LST:

                                    LST, INC.



                                    By:
                                       ----------------------------------
                                       John Hargette
                                       Its: Executive Vice President



                                    EXECUTIVE:



                                    -------------------------------------
                                    Glenn I. Barrett, Jr.



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